Exhibit 31.1

CERTIFICATION

I, Patrick Soon-Shiong, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2007 (this “report”) of Abraxis BioScience, Inc. (“registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 5, 2008

/S/ PATRICK SOON-SHIONG, M.D.
Patrick Soon-Shiong, M.D.
Chief Executive Officer